EXHIBIT 5.3

June 25, 2004

Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

     Re: Biomira Inc. (the “Company”)

Ladies and Gentlemen:

     We hereby consent to all references to this firm in the Registration Statement on Form F-10 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the caption “Legal Matters”.

Yours truly,

/s/ PEPPER HAMILTON LLP